Exhibit 99.1

Ventas Reports 21 Percent Increase in First Quarter 2012 Normalized FFO to $0.91 Per Diluted Share

Cogdell Spencer Acquisition Completed in Second Quarter

CHICAGO--(BUSINESS WIRE)--April 27, 2012--Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that normalized Funds From Operations (“FFO”) for the quarter ended March 31, 2012 increased approximately 118 percent to $263.9 million, from $121.0 million for the comparable 2011 period. Normalized FFO per diluted common share was $0.91 for the quarter ended March 31, 2012, a 21 percent increase from $0.75 for the comparable 2011 period. Weighted average diluted shares outstanding for the period rose by 80 percent to 290.8 million, compared to 162.0 million in the first quarter of 2011.

“Ventas continues to reap the benefits from executing on our strategy of growing and diversifying our portfolio, increasing private pay and strengthening our balance sheet as we delivered outstanding first quarter results,” Ventas Chairman and Chief Executive Officer Debra A. Cafaro said. “In the last year we have grown the private pay portion of our business to 80 percent of revenues, more than doubled the number of properties in our portfolio and expanded our tenant operator relationships by four times, while improving our ratings and our cost of capital. We have proven that a great company can produce superior consistent returns while prudently managing its balance sheet,” she added. “We will continue to take advantage of the powerful platform we have created.”

The first quarter’s substantial growth is primarily due to the Company’s 2011 acquisitions, including Nationwide Health Properties, Inc. (“NHP”) and properties managed by Atria Senior Living, Inc. (“Atria”), increased net operating income from the Company’s seniors housing communities managed by Sunrise Senior Living, Inc. (NYSE: SRZ) (“Sunrise”), and rental increases from the Company’s triple-net lease portfolio. These were partially offset by increases in general and administrative expenses, higher total interest expense and a substantial increase in weighted average diluted shares outstanding.

The Company also recognized a gain of $40.2 million in the first quarter of 2012 from the sale of real estate assets, which gain is excluded from both normalized FFO and NAREIT FFO (as defined below).

Normalized FFO for the quarter ended March 31, 2012 excludes the net expense (totaling $49.1 million, or $0.17 per diluted share) from loss on extinguishment of debt, non-cash income tax expense, merger-related expenses and deal costs (including integration costs), mark-to-market adjustment for derivatives and amortization of other intangibles. Normalized FFO for the quarter ended March 31, 2011 excluded the net expense (totaling $20.0 million, or $0.12 per diluted share) from merger-related expenses and deal costs (including integration costs), loss on extinguishment of debt and amortization of other intangibles, offset by income tax benefit.

Net income attributable to common stockholders for the quarter ended March 31, 2012 was $90.6 million, or $0.31 per diluted common share, including discontinued operations of $42.3 million, compared with net income attributable to common stockholders for the quarter ended March 31, 2011 of $49.0 million, or $0.30 per diluted common share, including discontinued operations of $0.8 million. This increase in net income attributable to common stockholders is primarily the result of the Company’s 2011 acquisitions and a gain on sale of real estate assets of $40.2 million, partially offset by higher merger-related expenses and deal costs (including integration costs) and loss on extinguishment of debt.

FFO, as defined by the National Association of Real Estate Investment Trusts (“NAREIT”), for the quarter ended March 31, 2012 increased 113 percent to $214.8 million, from $101.0 million in the comparable 2011 period. NAREIT FFO per diluted common share for the quarter ended March 31, 2012 increased 19 percent to $0.74, from $0.62 in 2011. This increase is primarily due to the factors described above for net income.

PRIVATE PAY SENIORS HOUSING OPERATING PORTFOLIO

First Quarter 2012 Total Portfolio NOI and Stabilized Occupancy Trend Positively

At March 31, 2012, the Company’s seniors housing operating portfolio included 79 private pay seniors housing communities managed by Sunrise and 119 private pay seniors housing communities managed by Atria. Of these 198 assets, 196 were owned by the Company for the full fourth quarter of 2011 and first quarter of 2012 (“same-store”).

Same-store Net Operating Income (“NOI”) before management fees for the 196 same-store communities increased 3.8 percent in the first quarter of 2012 versus the fourth quarter of 2011, from $101.6 million to $105.4 million. Same-store NOI after management fees increased sequentially by 0.9 percent, from $89.3 million in the fourth quarter of 2011 to $90.1 million in the first quarter of 2012. The management fee expense for the Sunrise portfolio reverted to its contractual level of 6 percent of revenues in the first quarter of 2012, from its temporary rate of 3.75 percent in the fourth quarter of 2011, resulting in a $2.7 million management fee expense increase.

FIRST QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

Portfolio, Performance and Balance Sheet Highlights

Investments and Dispositions

  As previously announced, on April 2, Ventas completed the acquisition of Cogdell Spencer Inc. (“Cogdell”) and its 72 high-quality medical office buildings (“MOBs”). With this acquisition, Ventas is now the largest owner of MOBs in the U.S. with over 21 million square feet of owned and managed properties.
  As previously announced, Ventas entered into a definitive agreement to acquire 16 high-quality, private pay seniors living communities managed by Sunrise for $362 million. The acquisition is expected to close in the second quarter of 2012 and be immediately accretive. However, there can be no assurance as to whether or when the transaction will close.
  In the first quarter of 2012, Ventas invested over $56 million, including the assumption of $16.5 million in debt, in one MOB and one seniors housing community.
  As previously announced, during the first quarter of 2012, Ventas sold nine assets for total consideration of $121.3 million, including lease termination fees, and recognized a gain of $40.2 million.

Liquidity, Ratings and Balance Sheet

  In February 2012, the Company issued and sold $600.0 million aggregate principal amount of 4.25 percent senior notes due 2022, and in March 2012, the Company redeemed all $200.0 million principal amount outstanding of its 6½ percent senior notes due 2016. The Company recognized a loss on extinguishment of debt of $29.7 million in the first quarter of 2012.
  In April 2012, the Company issued and sold $600.0 million aggregate principal amount of 4.00 percent senior notes due 2019 and called $225.0 million principal amount of its 6¾ percent senior notes due 2017 for redemption. Ventas expects to recognize a loss on extinguishment of debt of approximately $10 million in the second quarter of 2012.
  The Company currently has approximately $1.9 billion of borrowing capacity available under its unsecured revolving credit facility and approximately $25 million in cash and cash equivalents.
  At March 31, 2012, the Company had $73 million of borrowings outstanding under its unsecured revolving credit facility, approximately $500 million of borrowings outstanding under its unsecured term loan facility, and $53 million of cash and cash equivalents.
  The Company’s debt to total capitalization at March 31, 2012 was approximately 28 percent.
  The Company’s net debt to Adjusted Pro Forma EBITDA (as defined herein) at March 31, 2012 was 4.7x.

Portfolio & Additional Information

  The 197 skilled nursing facilities (“SNFs”) and long-term acute care hospitals (“LTACs”) master leased by the Company to Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”) produced EBITDARM (earnings before interest, taxes, depreciation, amortization, rent and management fees) to actual cash rent coverage of 2.1x for the trailing 12-month period ended December 31, 2011 (the latest date available).
  Kindred has irrevocably renewed three renewal groups comprising 25 assets and $46 million of current annual base rent. The remaining seven renewal groups whose lease term will expire on April 30, 2013 comprise 64 assets and $77 million of current annual base rent, representing approximately 5 percent of Ventas NOI. A comprehensive plan to lease these 64 licensed assets to qualified healthcare operators is currently underway.
  “Same-store” cash NOI growth for the Company’s total portfolio was 3.5 percent in the first quarter of 2012, compared to the first quarter of 2011. The comparable 2011 period included the benefit to NOI of the 3.75 percent temporary Sunrise management fee; assuming a constant Sunrise management fee percentage, the growth rate was over 5 percent.
  On April 24, 2012, the Centers for Medicare & Medicaid Services (“CMS”) published its proposed Medicare reimbursement updates for LTACs. CMS estimates that total LTAC Medicare payments will increase 1.9 percent. The proposed rule is subject to a 60-day comment period.
  Supplemental information regarding the Company can be found on the Company’s website under the “Investor Relations” section or at www.ventasreit.com/investor-relations/financial-information/supplemental-information.

VENTAS CONFIRMS 2012 NORMALIZED FFO PER DILUTED SHARE GUIDANCE OF $3.63 TO $3.69

Ventas currently expects its 2012 normalized FFO per diluted share to range between $3.63 and $3.69, excluding the impact of future acquisitions, divestitures and capital transactions, but including the impact of the Cogdell acquisition.

The Company’s normalized FFO guidance (and related GAAP earnings projections) for all periods assumes that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO guidance excludes (a) gains and losses on the sales of real property assets, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits or expenses and derivative transactions that have non-cash mark-to-market impacts on the Company’s income statement, (e) the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, and (f) the financial impact of contingent consideration.

The Company’s guidance is based on a number of other assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

A reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

FIRST QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release today, at 12:00 p.m. Eastern Time (11:00 a.m. Central Time). The dial-in number for the conference call is (617) 597-5493. The participant passcode is “Ventas.” The conference call is being webcast live by Thomson Reuters and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. A replay of the webcast will be available today online, or by calling (617) 801-6888, passcode 10270191, beginning at approximately 2:00 p.m. Eastern Time and will be archived for 30 days.

Ventas, Inc., an S&P 500 company, is a leading healthcare real estate investment trust. Its diverse portfolio of more than 1,400 assets in 47 states (including the District of Columbia) and two Canadian provinces consists of seniors housing communities, skilled nursing facilities, hospitals, medical office buildings and other properties. Through its Lillibridge subsidiary, Ventas provides management, leasing, marketing, facility development and advisory services to highly rated hospitals and health systems throughout the United States. More information about Ventas and Lillibridge can be found at www.ventasreit.com and www.lillibridge.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s or its tenants’, operators’, managers’ or borrowers’ expected future financial condition, results of operations, cash flows, funds from operations, dividends and dividend plans, financing opportunities and plans, capital markets transactions, business strategy, budgets, projected costs, operating metrics, capital expenditures, competitive positions, acquisitions, investment opportunities, dispositions, merger integration, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially from expectations depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. These factors include without limitation: (a) the ability and willingness of the Company’s tenants, operators, borrowers, managers and other third parties to satisfy their obligations under their respective contractual arrangements with the Company, including, in some cases, their obligations to indemnify, defend and hold harmless the Company from and against various claims, litigation and liabilities; (b) the ability of the Company’s tenants, operators, borrowers and managers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities and other indebtedness; (c) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments, including its recent acquisition of Cogdell Spencer Inc. and those in different asset types and outside the United States; (d) macroeconomic conditions such as a disruption of or lack of access to the capital markets, changes in the debt rating on U.S. government securities, default or delay in payment by the United States of its obligations, and changes in the federal budget resulting in the reduction or nonpayment of Medicare or Medicaid reimbursement rates; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s borrowing costs as a result of changes in interest rates and other factors; (h) the ability of the Company’s operators and managers, as applicable, to comply with laws, rules and regulations in the operation of the Company’s properties, to deliver high quality services, to attract and retain qualified personnel and to attract residents and patients; (i) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete, and the effect of those changes on the Company’s revenues, earnings and funding sources; (j) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (k) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (l) final determination of the Company’s taxable net income for the year ended December 31, 2011 and the year ending December 31, 2012; (m) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases, the Company’s ability to reposition its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant upon default, and obligations, including indemnification obligations, the Company may incur in connection with the replacement of an existing tenant upon expiration or termination of its leases; (n) risks associated with the Company’s senior living operating portfolio, such as factors that can cause volatility in the Company’s operating income and earnings generated by those properties, including without limitation national and regional economic conditions, costs of food, materials, energy, labor and services, employee benefit costs, insurance costs and professional and general liability claims, and the timely delivery of accurate property-level financial results for those properties; (o) changes in U.S. and Canadian exchange rates; (p) year-over-year changes in the Consumer Price Index and the effect of those changes on the rent escalators contained in the Company’s leases, including the rent escalator for Master Lease 2 with Kindred, and the Company’s earnings; (q) the Company’s ability and the ability of its tenants, operators, borrowers and managers to obtain and maintain adequate property, liability and other insurance from reputable, financially stable providers; (r) the impact of increased operating costs and uninsured professional liability claims on the liquidity, financial condition and results of operations of the Company’s tenants, operators, borrowers and managers, and the ability of the Company’s tenants, operators, borrowers and managers to accurately estimate the magnitude of those claims; (s) risks associated with the Company’s MOB portfolio and operations, including its ability to successfully design, develop and manage MOBs, to accurately estimate its costs in fixed fee-for-service projects and to retain key personnel; (t) the ability of the hospitals on or near whose campuses the Company’s MOBs are located and their affiliated health systems to remain competitive and financially viable and to attract physicians and physician groups; (u) the Company’s ability to build, maintain and expand its relationships with existing and prospective hospital and health system clients; (v) risks associated with the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (w) the impact of market or issuer events on the liquidity or value of the Company’s investments in marketable securities; and (x) the impact of litigation or any financial, accounting, legal or regulatory issues that may affect the Company or its tenants, operators, borrowers or managers. Many of these factors are beyond the control of the Company and its management.

CONSOLIDATED BALANCE SHEETS
As of March 31, 2012, December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011
(In thousands, except per share amounts)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2012	2011	2011	2011	2011
Assets
Real estate investments:
Land and improvements	$1,616,947	$1,614,847	$1,584,842	$854,055	$560,086
Buildings and improvements	15,329,730	15,337,919	15,289,744	8,969,465	6,051,148
Construction in progress	85,418	76,638	60,978	41,240	5,848
Acquired lease intangibles	799,136	800,858	821,613	317,850	147,381
	17,831,231	17,830,262	17,757,177	10,182,610	6,764,463
Accumulated depreciation and amortization	(2,084,212)	(1,916,530)	(1,761,135)	(1,601,662)	(1,521,039)
Net real estate property	15,747,019	15,913,732	15,996,042	8,580,948	5,243,424
Secured loans receivable, net	222,218	212,577	302,264	634,472	130,608
Investments in unconsolidated entities	106,086	105,303	119,322	14,765	15,011
Net real estate investments	16,075,323	16,231,612	16,417,628	9,230,185	5,389,043
Cash and cash equivalents	53,224	45,807	57,482	26,702	41,899
Escrow deposits and restricted cash	114,420	76,590	84,783	64,261	35,399
Deferred financing costs, net	26,601	26,669	12,424	16,129	17,141
Other assets	919,391	891,232	633,453	296,756	210,616
Total assets	$17,188,959	$17,271,910	$17,205,770	$9,634,033	$5,694,098

Liabilities and equity
Liabilities:
Senior notes payable and other debt	$6,430,364	$6,429,116	$6,313,141	$5,007,080	$2,571,368
Accrued interest	58,041	37,694	65,985	26,558	34,543
Accounts payable and other liabilities	1,060,647	1,085,597	1,128,706	401,151	203,594
Deferred income taxes	271,408	260,722	274,852	279,668	238,146
Total liabilities	7,820,460	7,813,129	7,782,684	5,714,457	3,047,651

Redeemable OP unitholder interests	106,264	102,837	92,817	-	-

Commitments and contingencies

Equity:
Ventas stockholders' equity:
Preferred stock, $1.00 par value; 10,000 shares authorized, unissued	-	-	-	-	-
Common stock, $0.25 par value; 289,027, 288,823, 287,962, 188,106 and 163,118 shares issued at March 31, 2012, December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, respectively	72,273	72,240	72,025	47,063	40,818
Capital in excess of par value	9,591,880	9,593,583	9,595,495	4,254,137	2,874,879
Accumulated other comprehensive income	23,926	22,062	19,237	28,212	28,097
Retained earnings (deficit)	(500,808)	(412,181)	(439,015)	(412,694)	(300,382)
Treasury stock, 10,14, 37, 0 and 0 shares at March 31, 2012, December 31, 2011, September 30, 2011, June 30, 2011 and March 31, 2011, respectively	(536)	(747)	(1,980)	-	(8)
Total Ventas stockholders' equity	9,186,735	9,274,957	9,245,762	3,916,718	2,643,404
Noncontrolling interest	75,500	80,987	84,507	2,858	3,043
Total equity	9,262,235	9,355,944	9,330,269	3,919,576	2,646,447
Total liabilities and equity	$17,188,959	$17,271,910	$17,205,770	$9,634,033	$5,694,098

CONSOLIDATED STATEMENTS OF INCOME
For the three months ended March 31, 2012 and 2011
(In thousands, except per share amounts)

	2012	2011
Revenues:
Rental income:
Triple-net leased	$209,509	$116,574
Medical office buildings	64,696	24,236
	274,205	140,810
Resident fees and services	285,795	114,502
Medical office building and other services revenue	5,608	6,957
Income from loans and investments	8,036	6,085
Interest and other income	50	78
Total revenues	573,694	268,432

Expenses:
Interest	70,668	41,740
Depreciation and amortization	163,197	51,314
Property-level operating expenses:
Senior living	195,666	78,111
Medical office buildings	21,090	8,676
	216,756	86,787
Medical office building services costs	2,988	5,536
General, administrative and professional fees	22,200	14,832
Loss on extinguishment of debt	29,544	16,520
Merger-related expenses and deal costs	7,981	6,449
Other	1,576	1
Total expenses	514,910	223,179

Income before income/loss from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	58,784	45,253
Income (loss) from unconsolidated entities	317	(170)
Income tax (expense) benefit	(11,338)	3,197
Income from continuing operations	47,763	48,280
Discontinued operations	42,329	766
Net income	90,092	49,046
Net (loss) income attributable to noncontrolling interest	(534)	62
Net income attributable to common stockholders	$90,626	$48,984

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.17	$0.30
Discontinued operations	0.14	0.01
Net income attributable to common stockholders	$0.31	$0.31
Diluted:
Income from continuing operations attributable to common stockholders	$0.17	$0.30
Discontinued operations	0.14	0.00
Net income attributable to common stockholders	$0.31	$0.30

Weighted average shares used in computing earnings per common share:
Basic	288,375	160,420
Diluted	290,813	162,023

Dividends declared per common share	$0.62	$0.575

QUARTERLY CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)

	2012 First	2011 Quarters
	Quarter	Fourth	Third	Second	First

Revenues:
Rental income:
Triple-net leased	$209,509	$208,607	$206,803	$118,099	$116,574
Medical office buildings	64,696	60,577	58,361	23,758	24,236
	274,205	269,184	265,164	141,857	140,810
Resident fees and services	285,795	277,992	274,294	201,307	114,502
Medical office building and other services revenue	5,608	10,421	9,271	9,822	6,957
Income from loans and investments	8,036	9,867	10,072	8,391	6,085
Interest and other income	50	688	373	78	78
Total revenues	573,694	568,152	559,174	361,455	268,432

Expenses:
Interest	70,668	70,037	71,697	52,917	41,740
Depreciation and amortization	163,197	163,692	158,341	80,046	51,314
Property-level operating expenses:
Senior living	195,666	188,790	187,356	135,894	78,111
Medical office buildings	21,090	20,304	20,260	8,278	8,676
	216,756	209,094	207,616	144,172	86,787
Medical office building services costs	2,988	7,245	6,347	7,954	5,536
General, administrative and professional fees	22,200	23,527	20,624	15,554	14,832
Loss on extinguishment of debt	29,544	2,393	8,685	6	16,520
Litigation proceeds, net	-	(116,932)	(85,327)	-	-
Merger-related expenses and deal costs	7,981	22,317	69,350	55,807	6,449
Other	1,576	1,443	13,882	(8,056)	1
Total expenses	514,910	382,816	471,215	348,400	223,179
Income before income/loss from unconsolidated entities, income taxes, discontinued operations and noncontrolling interest	58,784	185,336	87,959	13,055	45,253
Income (loss) from unconsolidated entities	317	19	182	(83)	(170)
Income tax (expense) benefit	(11,338)	7,622	13,732	6,110	3,197
Income from continuing operations	47,763	192,977	101,873	19,082	48,280
Discontinued operations	42,329	(480)	111	652	766
Net income	90,092	192,497	101,984	19,734	49,046
Net (loss) income attributable to noncontrolling interest	(534)	(451)	(901)	58	62
Net income attributable to common stockholders	$90,626	$192,948	$102,885	$19,676	$48,984

Earnings per common share:
Basic:
Income from continuing operations attributable to common stockholders	$0.17	$0.67	$0.36	$0.11	$0.30
Discontinued operations	0.14	(0.00)	0.00	0.00	0.01
Net income attributable to common stockholders	$0.31	$0.67	$0.36	$0.11	$0.31
Diluted:
Income from continuing operations attributable to common stockholders	$0.17	$0.66	$0.35	$0.11	$0.30
Discontinued operations	0.14	(0.00)	0.00	0.00	0.00
Net income attributable to common stockholders	$0.31	$0.66	$0.35	$0.11	$0.30

Weighted average shares used in computing earnings per common share:
Basic	288,375	287,793	287,365	176,262	160,420
Diluted	290,813	290,607	290,794	177,945	162,023

Dividends declared per common share	$0.62	$0.575	$0.4486	$0.7014	$0.575

CONSOLIDATED STATEMENTS OF CASH FLOWS
For the three months ended March 31, 2012 and 2011
(In thousands)

	2012	2011
Cash flows from operating activities:
Net income	$90,092	$49,046
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	164,636	51,759
Amortization of deferred revenue and lease intangibles, net	(5,160)	(668)
Other non-cash amortization	(10,108)	2,513
Stock-based compensation	4,834	4,016
Straight-lining of rental income, net	(4,890)	(1,772)
Loss (gain) on real estate loan investments	559	(177)
Gain on sale of marketable securities	-	(733)
Change in fair value of financial instruments	33	-
Loss on extinguishment of debt	29,544	16,520
Net gain on sale of real estate assets (including amounts in discontinued operations)	(40,233)	-
Income tax expense (benefit) (including amounts in discontinued operations)	11,305	(3,197)
(Income) loss from unconsolidated entities	(317)	170
Other	3,049	398
Changes in operating assets and liabilities:
Decrease (increase) in other assets	1,275	(1,540)
Increase in accrued interest	20,452	15,253
Decrease in accounts payable and other liabilities	(20,110)	(819)
Net cash provided by operating activities	244,961	130,769
Cash flows from investing activities:
Net investment in real estate property	(500)	-
Purchase of noncontrolling interest	-	(3,319)
Investment in loans receivable	(22,473)	-
Proceeds from sale of marketable securities	-	23,050
Proceeds from real estate disposals	8,847	-
Proceeds from loans receivable	17,244	19,950
Development project expenditures	(31,274)	(131)
Capital expenditures	(10,019)	(7,832)
Other	(2,137)	(37)
Net cash (used in) provided by investing activities	(40,312)	31,681
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(382,398)	(32,000)
Proceeds from debt	667,330	14,630
Repayment of debt	(298,801)	(331,069)
Payment of deferred financing costs	(1,793)	(314)
Issuance of common stock, net	-	299,926
Cash distribution to common stockholders	(179,253)	(93,738)
Cash distribution to redeemable OP unitholders	(1,112)	-
Purchases of redeemable OP units	(233)	-
Distributions to noncontrolling interest	(1,592)	(349)
Other	565	458
Net cash used in financing activities	(197,287)	(142,456)
Net increase in cash and cash equivalents	7,362	19,994
Effect of foreign currency translation on cash and cash equivalents	55	93
Cash and cash equivalents at beginning of period	45,807	21,812
Cash and cash equivalents at end of period	$53,224	$41,899

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$54,881	$-
Utilization of escrow funds held for an Internal Revenue Code Section 1031 exchange	(37,799)	-
Other assets acquired	(5,126)	-
Debt assumed	17,734	-
Other liabilities	(6,989)	-
Noncontrolling interests	(3,115)	-
Equity issued	4,326	-

QUARTERLY CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	2012 First	2011 Quarters
	Quarter	Fourth	Third	Second	First
Cash flows from operating activities:
Net income	$90,092	$192,497	$101,984	$19,734	$49,046
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization (including amounts in discontinued operations)	164,636	166,163	161,027	80,755	51,759
Amortization of deferred revenue and lease intangibles, net	(5,160)	(4,701)	(5,908)	(882)	(668)
Other non-cash amortization	(10,108)	(7,734)	(8,568)	626	2,513
Stock-based compensation	4,834	5,750	5,228	4,352	4,016
Straight-lining of rental income, net	(4,890)	(5,631)	(5,505)	(1,977)	(1,772)
Loss (gain) on real estate loan investments	559	-	-	(3,078)	(177)
Gain on sale of marketable securities	-	-	-	-	(733)
Change in fair value of financial instruments	33	61	11,785	(8,887)	-
Loss on extinguishment of debt	29,544	2,393	8,685	6	16,520
Net gain on sale of real estate assets (including amounts in discontinued operations)	(40,233)	-	-	-	-
Income tax expense (benefit) (including amounts in discontinued operations)	11,305	(7,827)	(13,906)	(6,207)	(3,197)
(Income) loss from unconsolidated entities	(317)	(19)	(182)	83	170
Other	3,049	2,442	1,315	291	398
Changes in operating assets and liabilities:
Decrease (increase) in other assets	1,275	27,433	(17,069)	(8,400)	(1,540)
Increase (decrease) in accrued interest	20,452	(28,291)	15,133	(11,245)	15,253
(Decrease) increase in accounts payable and other liabilities	(20,110)	(13,240)	3,582	(9,640)	(819)
Net cash provided by operating activities	244,961	329,296	257,601	55,531	130,769
Cash flows from investing activities:
Net investment in real estate property	(500)	(186,918)	(80,223)	(264,464)	-
Purchase of noncontrolling interest	-	-	-	-	(3,319)
Investment in loans receivable	(22,473)	(8,274)	(6,934)	(612,925)	-
Proceeds from sale of marketable securities	-	-	-	-	23,050
Proceeds from real estate disposals	8,847	5,657	14,961	-	-
Proceeds from loans receivable	17,244	81,245	6,571	112,413	19,950
Development project expenditures	(31,274)	(24,358)	(17,546)	(5,556)	(131)
Capital expenditures	(10,019)	(21,815)	(15,109)	(5,717)	(7,832)
Other	(2,137)	(52)	(38)	(38)	(37)
Net cash (used in) provided by investing activities	(40,312)	(154,515)	(98,318)	(776,287)	31,681
Cash flows from financing activities:
Net change in borrowings under revolving credit facilities	(382,398)	103,452	334,500	131,500	(32,000)
Proceeds from debt	667,330	385,887	253,642	689,481	14,630
Repayment of debt	(298,801)	(493,919)	(557,616)	(6,358)	(331,069)
Payment of deferred financing costs	(1,793)	(18,142)	(535)	(1,049)	(314)
Issuance of common stock, net	-	(79)	-	-	299,926
Cash distribution to common stockholders	(179,253)	(166,114)	(152,983)	(108,211)	(93,738)
Cash distribution to redeemable OP unitholders	(1,112)	1,679	(4,038)	-	-
Purchases of redeemable OP units	(233)	(185)	-	-	-
Contributions from noncontrolling interest	-	-	2	-	-
Distributions to noncontrolling interest	(1,592)	(559)	(1,381)	(267)	(349)
Other	565	1,472	104	455	458
Net cash (used in) provided by financing activities	(197,287)	(186,508)	(128,305)	705,551	(142,456)
Net increase (decrease) in cash and cash equivalents	7,362	(11,727)	30,978	(15,205)	19,994
Effect of foreign currency translation on cash and cash equivalents	55	52	(198)	8	93
Cash and cash equivalents at beginning of period	45,807	57,482	26,702	41,899	21,812
Cash and cash equivalents at end of period	$53,224	$45,807	$57,482	$26,702	$41,899

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate investments	$54,881	$(61,527)	$7,893,696	$3,140,924	$-
Utilization of escrow funds held for an Internal Revenue Code Section 1031 exchange	(37,799)	-	-	-	-
Other assets acquired	(5,126)	162,497	320,957	110,722	-
Debt assumed	17,734	142,863	1,886,585	1,621,641	-
Other liabilities	(6,989)	(39,843)	791,160	200,962	-
Deferred income tax liability	-	-	(4,198)	48,087	-
Redeemable OP unitholder interests	-	458	100,430	-	-
Noncontrolling interests	(3,115)	(2,510)	83,702	-	-
Equity issued	4,326	2	5,356,974	1,380,956	-

QUARTERLY FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO
(In thousands, except per share amounts)

	2012 First	2011 Quarters
	Quarter	Fourth	Third	Second	First

Net income attributable to common stockholders	$90,626	$192,948	$102,885	$19,676	$48,984
Adjustments:
Depreciation and amortization on real estate assets	162,295	163,058	157,717	79,463	50,728
Depreciation on real estate assets related to noncontrolling interest	(1,511)	(1,744)	(1,313)	(210)	(204)
Depreciation on real estate assets related to unconsolidated entities	2,175	2,339	2,247	931	1,035
Discontinued operations:
Gain on sale of real estate assets	(40,233)	-	-	-	-
Depreciation and amortization on real estate assets	1,439	2,471	2,686	709	445
FFO	214,791	359,072	264,222	100,569	100,988
Merger-related expenses and deal costs	7,981	22,317	69,350	55,807	6,449
Litigation proceeds, net	-	(116,932)	(85,327)	-	-
Loss on extinguishment of debt	29,544	2,393	8,685	6	16,520
Income tax expense (benefit)	11,305	(7,827)	(13,904)	(6,209)	(3,197)
Change in fair value of financial instruments	33	61	11,785	(8,887)	-
Amortization of other intangibles	256	255	256	255	256
Normalized FFO	$263,910	$259,339	$255,067	$141,541	$121,016

Per diluted share (1):
Net income attributable to common stockholders	$0.31	$0.66	$0.35	$0.11	$0.30
Adjustments:
Depreciation and amortization on real estate assets	0.56	0.56	0.54	0.45	0.31
Depreciation on real estate assets related to noncontrolling interest	(0.01)	(0.01)	(0.00)	(0.00)	(0.00)
Depreciation on real estate assets related to unconsolidated entities	0.01	0.01	0.01	0.01	0.01
Discontinued operations:
Gain on sale of real estate assets	(0.14)	-	-	-	-
Depreciation and amortization on real estate assets	0.00	0.01	0.01	0.00	0.00
FFO	0.74	1.24	0.91	0.57	0.62
Merger-related expenses and deal costs	0.03	0.08	0.24	0.31	0.04
Litigation proceeds, net	-	(0.40)	(0.29)	-	-
Loss on extinguishment of debt	0.10	0.01	0.03	0.00	0.10
Income tax expense (benefit)	0.04	(0.03)	(0.05)	(0.03)	(0.02)
Change in fair value of financial instruments	0.00	0.00	0.04	(0.05)	-
Amortization of other intangibles	0.00	0.00	0.00	0.00	0.00
Normalized FFO	$0.91	$0.89	$0.88	$0.80	$0.75

(1) Per share amounts may not add due to rounding.

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO and normalized FFO appropriate measures of operating performance of an equity REIT. Moreover, the Company believes that normalized FFO provides useful information because it allows investors, analysts and Company management to compare the Company’s operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by unanticipated items such as transactions and litigation. The Company uses the NAREIT definition of FFO. NAREIT defines FFO as net income, computed in accordance with GAAP, excluding gains (or losses) from sales of real estate property and impairment write-downs of depreciable real estate, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. The Company defines normalized FFO as FFO excluding the following income and expense items (which may be recurring in nature): (a) gains and losses on the sales of real property assets, (b) merger-related costs and expenses, including amortization of intangibles and transition and integration expenses, and deal costs and expenses, including expenses and recoveries relating to the Company’s lawsuit against HCP, Inc., (c) the impact of any expenses related to asset impairment and valuation allowances, the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of the Company’s debt, (d) the non-cash effect of income tax benefits or expenses, (e) the impact of future acquisitions or divestitures (including pursuant to tenant options to purchase) and capital transactions, (f) the financial impact of contingent consideration, (g) charitable donations made to the Ventas Charitable Foundation, and (h) gains and losses for non-operational foreign currency hedge agreements and changes in the fair value of financial instruments.

FFO and normalized FFO presented herein are not necessarily identical to FFO and normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same definitions. FFO and normalized FFO should not be considered as alternatives to net income (determined in accordance with GAAP) as indicators of the Company’s financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of the Company’s liquidity, nor are FFO and normalized FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO and normalized FFO should be examined in conjunction with net income as presented elsewhere herein.

NORMALIZED FFO GUIDANCE FOR THE YEAR ENDING DECEMBER 31, 2012

The following table illustrates the Company’s normalized FFO per diluted common share guidance for the year ending December 31, 2012:

	GUIDANCE
	For the Year
	Ending
	December 31, 2012
Net income attributable to common stockholders	$1.08	-	$1.23
Adjustments:
Depreciation and amortization on real estate
assets, depreciation related to noncontrolling interest
and gain/loss on sale of real estate assets, net	2.21	-	2.14
FFO	3.29	-	3.37

Adjustments:
Income tax benefit/expense, gain/loss on
extinguishment of debt, transition and
integration expenses, amortization of
intangibles, merger-related expenses and deal
costs and certain derivative transactions	0.34	-	0.32
Normalized FFO	$3.63	-	$3.69

Net Debt to Adjusted Pro Forma EBITDA

The following information considers the pro forma effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the three months ended March 31, 2012, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, taxes, depreciation and amortization (including non-cash stock-based compensation expense), excluding loss on extinguishment of debt, net litigation proceeds, merger-related expenses and deal costs, gains or losses on sales of real property assets and changes in the fair value of financial instruments (including amounts in discontinued operations) (“Adjusted Pro Forma EBITDA”) (dollars in thousands):

Net income attributable to common stockholders	$90,626
Pro forma adjustments for current period investments, capital
transactions and dispositions	989
Pro forma net income for the three months ended
March 31, 2012	$91,615
Add back:
Pro forma interest (including discontinued operations)	69,921
Pro forma depreciation and amortization (including discontinued operations)	164,996
Stock-based compensation	4,834
Loss on extinguishment of debt	29,544
Gain on sale of real estate assets	(40,233)
Income tax expense (including discontinued operations)	11,305
Change in fair value of financial instruments	33
Other taxes	965
Merger-related expenses and deal costs	7,981
Adjusted Pro Forma EBITDA	$340,961
Adjusted Pro Forma EBITDA annualized	$1,363,844

As of March 31, 2012:
Debt	$6,430,364
Cash, including cash escrows pertaining to debt	(66,475)
Net debt	$6,363,889

Net debt to Adjusted Pro Forma EBITDA	4.7	x

Non-GAAP Financial Measures Reconciliation
NOI Reconciliation by Segment
(In thousands)

	2012 First	2011 Quarters
	Quarter	Fourth	Third	Second	First
Revenues

Triple-Net
Triple-Net Rental Income	$209,509	$208,607	$206,803	$118,099	$116,574

Medical Office Buildings
Medical Office - Stabilized	56,438	54,034	52,194	20,280	20,810
Medical Office - Lease up	8,258	6,543	6,167	3,478	3,426
Total Medical Office Buildings - Rental Income	64,696	60,577	58,361	23,758	24,236
Total Rental Income	274,205	269,184	265,164	141,857	140,810

Medical Office Building Services Revenue	4,499	9,313	8,162	9,822	6,957
Total Medical Office Buildings - Revenue	69,195	69,890	66,523	33,580	31,193

Triple-Net Services Revenue	1,109	1,108	1,109	-	-
Total Medical Office Building and Other Services Revenue	5,608	10,421	9,271	9,822	6,957

Seniors Housing Operating
Seniors Housing - Stabilized	271,396	264,860	265,649	194,015	113,227
Seniors Housing - Lease up	13,078	11,866	7,410	6,025	-
Seniors Housing - Other	1,321	1,266	1,235	1,267	1,275
Total Resident Fees and Services	285,795	277,992	274,294	201,307	114,502

Non-Segment Income from Loans and Investments	8,036	9,867	10,072	8,391	6,085
Total Revenues, excluding Interest and Other Income	573,644	567,464	558,801	361,377	268,354

Property-Level Operating Expenses

Medical Office Buildings
Medical Office - Stabilized	18,037	17,799	17,834	6,820	7,281
Medical Office - Lease up	3,053	2,505	2,426	1,458	1,395
Total Medical Office Buildings	21,090	20,304	20,260	8,278	8,676

Seniors Housing Operating
Seniors Housing - Stabilized	184,748	177,890	179,983	129,901	76,952
Seniors Housing - Lease up	9,795	9,803	6,218	4,825	-
Seniors Housing - Other	1,123	1,097	1,155	1,168	1,159
Total Seniors Housing	195,666	188,790	187,356	135,894	78,111
Total Property-Level Operating Expenses	216,756	209,094	207,616	144,172	86,787

Medical Office Building Services Costs	2,988	7,245	6,347	7,954	5,536

Net Operating Income

Triple-Net
Triple-Net Properties	209,509	208,607	206,803	118,099	116,574
Triple-Net Services Revenue	1,109	1,108	1,109	-	-
Total Triple-Net	210,618	209,715	207,912	118,099	116,574

Medical Office Buildings
Medical Office - Stabilized	38,401	36,235	34,360	13,460	13,529
Medical Office - Lease up	5,205	4,038	3,741	2,020	2,031
Medical Office Buildings Services	1,511	2,068	1,815	1,868	1,421
Total Medical Office Buildings	45,117	42,341	39,916	17,348	16,981

Seniors Housing Operating
Seniors Housing - Stabilized	86,648	86,970	85,666	64,114	36,275
Seniors Housing - Lease up	3,283	2,063	1,192	1,200	-
Seniors Housing - Other	198	169	80	99	116
Total Seniors Housing	90,129	89,202	86,938	65,413	36,391
Non-Segment	8,036	9,867	10,072	8,391	6,085
Net Operating Income	$353,900	$351,125	$344,838	$209,251	$176,031

Note: Amounts above are adjusted to exclude discontinued operations for all periods presented.

Non-GAAP Financial Measures Reconciliation
Same-store NOI Reconciliation by Segment
(Dollars in thousands)

	For the Three Months Ended
	March 31,
	2012	2011

Triple-Net Properties
Triple-Net Rental Income	$209,509	$116,574
Rental Income Included in Discontinued Operations	2,762	2,030
Less:
Rental Income not Included in Same-Store	86,053	2,018
Straight-Lining of Rental Income, net	1,814	1,076
Non-Cash Rental Income	6,097	158
Other Pro Forma Adjustments	-	(13)
	93,965	3,240

Triple-Net Same-Store NOI	$118,306	$115,364

Net Operating Income

Triple-Net Same-Store NOI	118,306	115,364
Total Seniors Housing	90,129	36,391
Total Medical Office Buildings	45,117	16,981

Less:
MOB Noncontrolling Interest Portion of NOI Included in Same-Store	367	386
MOB Cash NOI not Included in Same-Store	26,526	-
Medical Office Building and Other Services NOI	1,511	1,421
Straight-Lining of Rental Income	2,533	695
Non-Cash Rental Income	(341)	313
Seniors Housing NOI not Included in Same-Store	51,209	-
Other Pro Forma Adjustments	60	-

Same-Store Cash NOI	$171,687	$165,920

Percentage Increase		3.5%

Same-Store Cash NOI	$171,687	$165,920
Pro Forma NOI with management fee adjustment	-	2,689

Same-Store NOI with management fee adjustment	$171,687	$163,231

Percentage Increase		5.2%

The Company believes that NOI and same-store cash NOI provide useful information because those disclosures allow investors, analysts and Company management to measure unlevered property-level operating results and to compare the Company’s operating results to the operating results of other real estate companies and between periods on a consistent basis. Those terms are commonly used in evaluating results of real estate companies. The Company defines NOI as total revenues, excluding interest and other income, less property-level operating expenses and medical office building services costs (including amounts in discontinued operations).

CONTACT:
Ventas, Inc.
Lori B. Wittman
(877) 4-VENTAS